Exhibit 99.1

Intermix Media Expects to Report Record Fiscal Year 2005 Fourth Quarter

Revenue And Provides a Forecast for Fiscal Year 2006

LOS ANGELES, CA, April 12, 2005 – Intermix Media, Inc. (AMEX: MIX), announced today that it expects to report record fourth quarter revenues for its fiscal year ended March 31, 2005, and also provided forecasted results for its fiscal year ending March 31, 2006.

Fourth Quarter Update

The Company announced today that its fourth quarter financial results for fiscal year 2005 exceeded its previous forecast of $21 to $ 22 million and a small loss. The Company now expects to report revenues of approximately $23.5 million and a slight profit for the fourth quarter, not including an additional gain arising in connection with Redpoint Ventures’ investment in MySpace, Inc. Additional details concerning these results, which are preliminary in nature, are expected to be released in late May of this year and will include the impact, if any, of year-end audit and other appropriate adjustments.

“We saw significant growth in both segments of our business during the fourth quarter by expanding our customer base through viral marketing, through better monetization of our network of web sites and by growing Alena’s customer base through our proprietary analytical marketing system,” said Richard Rosenblatt, CEO of Intermix Media.

First Quarter and Fiscal Year 2006 Outlook

The Company expects fiscal year 2006 revenues to be between $112 and $115 million, which represents an increase of approximately 40-45% over preliminary fiscal year 2005 results. The Company expects net income for fiscal year 2006 to be approximately $8 million, or 17 cents per fully diluted share prior to allocation of income to preferred stockholders, and expects EBITDA to be approximately $12 million. These forecasts do not include the impact of changes in accounting for stock-based compensation expected to take effect beginning with the Company’s second quarter of fiscal year 2006. The Company’s fiscal year 2006 forecasts include approximately $2 million in costs expected to be incurred in connection with Sarbanes Oxley Act compliance, which costs are expected to be substantially lower in fiscal year 2007. It also includes any financial impact which the Company anticipates may result from the New York Attorney General’s investigation and possible civil action, which the Company has described in a separate 8-K filed today with the SEC.

For the first quarter of fiscal year 2006, ending June 30, 2005, the Company is forecasting revenues of between $25 and $26 million and expects to be approximately break even. First quarter results are expected to include approximately $700,000 in costs related to the Company’s fiscal year 2005 audit and Sarbanes Oxley compliance.

The Company expects to continue to make technology, personnel and other investments in fiscal year 2006 to cultivate the continued growth of both segments of its business. In particular, the Company will continue to invest in expanding the content, breadth and infrastructure of its Network web sites, in growing its branded advertising sales force and expanding its e-commerce product categories. These investments are expected to continue to improve the Company’s overall net margins in fiscal year 2007 and beyond.

“We are very excited to enter Fiscal 2006 with a solid year behind us and tremendous momentum. We are now positioned to help define the future of new media through our innovative web properties and network, which grew to over 27 million unique U.S. visitors in March, and our unique e-commerce offerings.” stated Richard Rosenblatt, Chief Executive Officer of Intermix.

Conference Call

Intermix will hold a conference call and webcast to discuss the Company’s fourth quarter update and fiscal year 2006 forecast on Tuesday, April 12, 2005, at 4:30 p.m. EST (1:30 p.m. PST). Those wishing to join the conference call should dial (877) 699-1062 (international callers dial (706) 634-6379) and request the Intermix Media conference call.

Reconciliation of Projected Net Income to Projected EBITDA (Note 1)

(in thousands, unaudited)

Fiscal Year 2006
Projected net income, not including stock based compensation	$8,200
Plus projected interest expense, net	—
Plus projected income taxes	—
Plus projected amortization of other intangible assets	1,600
Plus projected depreciation and amortization of property and equipment	2,800
Impairment of goodwill and other intangible assets	—

Projected EBITDA	$12,600

Note (1)—EBITDA included in this press release is a non-GAAP financial measure that represents net income excluding the effects of interest, income taxes, depreciation and amortization expenses; and impairment of goodwill and other intangible assets. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles.

We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments, impairment of assets related to those investments and interest on our debt and capital lease obligations that we do not believe are reflective of the underlying performance of the Company’s business operations. EBITDA is one of the measures that management uses in evaluating the overall performance of the Company’s business operations.

Although management finds EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because the excluded items often have a material effect on the Company’s earnings and earnings per share calculated in accordance with GAAP. Therefore, management always uses EBITDA in conjunction with GAAP earnings and earnings per share measures. The Company believes that EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company provides investors with this supplemental metric since, with reconciliation to GAAP, it may allow for greater insight into the Company’s financial results.

About Intermix Media

A leading online media and ecommerce enterprise, Intermix Media and its subsidiaries utilize proprietary technologies and analytical marketing to develop unique content, an active community and innovative ecommerce offerings. The Intermix Network blends user-generated and proprietary online content to motivate its users to spend more time on its Network and to invite their friends to join them. By integrating social networking applications, self publishing and viral marketing, the Intermix Network has grown to over 27 million unique visitors per month, including such flagship properties as MySpace.com and Grab.com. Intermix also leverages its optimization technologies, marketing methodologies and the Internet through its Alena unit, where it launches branded consumer product offerings. Alena expands Intermix’s consumer reach by marketing select high margin and innovative products directly to the consumer across the Internet. In doing so, Alena cost effectively builds consumer brands, such as Hydroderm, and drives new users back to the Intermix Network.

Safe Harbor Statement

Information contained in this press release contains forward-looking statements that involve risks, uncertainties and assumptions about our business. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved, and we assume no obligation to update any such forward-looking statements. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 and Current Reports on Form 8-K, which include risks or uncertainties associated with, among others: the ability of the Company’s Intermix Network business segment to maintain and build its technical infrastructure and add features to support the existing and continued growth of its user base; the ability of the Company’s Intermix Network subsidiary to secure higher yielding branded advertising; the ability of the Company’s product marketing business segment to expand its product offerings by bringing new products to market; fluctuations in the availability or cost of advertising media through which products are marketed; the financial impact of any civil action which may be initiated by the Internet Bureau of the Office of the New York Attorney General, as more fully described in the Company’s Current Report on Form 8-K dated April 12, 2005; litigation and regulatory proceedings regarding the restatement of our fiscal year 2003 quarterly financial statements; actual demand by customers for our products and services and advertising inventory not meeting expectations; changes in governmental, Web browser or Internet service provider regulations, policies and technology affecting commercial electronic communications and advertising revenues; inability to expand our infrastructure and scale our software to support increased traffic to our websites; the use and/or diversion of Company resources, including management time and attention, beyond that currently expected in the Company’s effort to comply with Section 404 of the Sarbanes Oxley Act of 2002; or the risks related to the integration of, or the realization of the benefits expected from, acquisitions. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

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